Exhibit 10.1
The Timken Company
and
The Bank of New York Mellon Trust Company, N.A.,
as Trustee
First Supplemental Indenture
Dated as of September 14, 2009

TABLE OF CONTENTS

Page

ARTICLE 1
Scope Of First Supplemental Indenture

Section 1.01. Scope	2

ARTICLE 2
Definitions

Section 2.01. Definitions	2

ARTICLE 3
Form and Terms of the Notes

Section 3.01. Form and Dating	5
Section 3.02. Terms of the Notes	6
Section 3.03. Optional Redemption	6
Section 3.04. Repurchase of Notes upon a Change of Control Triggering Event	7
Section 3.05. Events of Default	8

ARTICLE 4
Miscellaneous

Section 4.01. Trust Indenture Act of 1939	8
Section 4.02. Governing Law	9
Section 4.03. Counterparts	9
Section 4.04. Separability	9
Section 4.05. Ratification	9
Section 4.06. Effectiveness	9
Section 4.07. Trustee’s Disclaimer	9

ARTICLE 5
Amendments to Indenture

Section 5.01. Amendments	9

EXHIBIT A — Form of 6.000% Senior Note due 2014	A-1

FIRST SUPPLEMENTAL INDENTURE
     FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of September 14, 2009, between The Timken Company, an Ohio corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association (successor to The Bank of New York Mellon (formerly known as The Bank of New York)), as trustee (the “Trustee”).
RECITALS OF THE COMPANY
     WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of February 18, 2003 (the “Indenture”), to provide for the issuance by the Company from time to time of its senior or subordinated debentures, notes or other evidences of indebtedness, which may be convertible into or exchangeable for any securities of any person (including the Company) (the “Securities”), to be issued in one or mores series as provided in the Indenture;
     WHEREAS, the issuance and sale of $250,000,000 aggregate principal amount of a new series of the Securities of the Company designated as its 6.000% Senior Notes due 2014 (the “Notes”) have been authorized by resolutions adopted by the Board of Directors of the Company;
     WHEREAS, the Company desires to issue and sell $250,000,000 aggregate principal amount of the Notes as of the date hereof;
     WHEREAS, Sections 2.01 and 9.01 of the Indenture provide that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, without the consent of any Holders, to, among other things, establish the form or terms of Securities of any series as permitted by the Indenture;
     WHEREAS, the Company desires to establish the form and terms of the Notes;
     WHEREAS, all things necessary to make this First Supplemental Indenture a legal and binding supplement to the Indenture in accordance with its terms and the terms of the Indenture have been done;
     WHEREAS, the Company has complied with all conditions precedent provided for in the Indenture relating to this First Supplemental Indenture;
     WHEREAS, the Company, The Bank of New York Mellon and the Trustee have entered into an Agreement of Resignation, Appointment and Acceptance dated as of September 9, 2009; and
     WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture.

     NOW, THEREFORE:
     For and in consideration of the premises stated herein and the purchase of the Notes by the Holders thereof, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of the Holders of the Notes, as follows:
ARTICLE 1
Scope Of First Supplemental Indenture
     Section 1.01. Scope. This First Supplemental Indenture constitutes an integral part of the Indenture and shall be read together with the Indenture as though all the provisions thereof are contained in one instrument. Except as expressly amended by the First Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.
ARTICLE 2
Definitions
     Section 2.01. Definitions. For purposes of this First Supplemental Indenture, Section 1.01 of the Indenture shall be amended, with respect to the Notes only, by the following capitalized terms, which shall have the following meanings:
     “Adjusted Treasury Rate” means, with respect to any date of redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that date of redemption.
     “Below Investment Grade Rating Event” means the notes cease to be rated Investment Grade by both of the Rating Agencies on any date during the period (the “Trigger Period”) commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following the consummation of such Change of Control (which Trigger Period will be extended if the rating of the notes is under publicly announced consideration for possible downgrade by any Rating Agency on such 60th day, such extension to last with respect to each Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) rates the notes below Investment Grade or (y) publicly announces that it is no longer considering the notes for possible downgrade; provided, that no such extension will occur if on such 60th day the notes are rated Investment Grade not subject to review for possible downgrade by any Rating Agency); provided, that a rating event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).
     “Change of Control” means the occurrence of any one of the following:
     1. the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and those of its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its subsidiaries;
     2. the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3)), other than the Company or one of its subsidiaries, becomes the “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock, or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;
     3. the first day on which the majority of the members of the Company’s Board of Directors cease to be Continuing Directors; or
     4. the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, at least a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction.
     Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction.

     “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
     “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.
     “Comparable Treasury Price” means, with respect to any date of redemption, (1) the average of the Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than three Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.
     “Continuing Director” means, as of any date of determination, any member of the Company’s Board of Directors who: (1) was a member of such Board of Directors on the date of the issuance of the Notes; or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment.
     “Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s), a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P) and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company under the circumstances permitting the Company to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agency.”
     “Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
     “Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company.
     “Rating Agency” means each of Moody’s and S&P; provided, that if any of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization,” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company as a replacement agency for Moody’s or S&P, or both, as the case may be, with respect to making a rating of the Notes.
     “Reference Treasury Dealer” means (1) each of J.P. Morgan Securities Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated and Banc of America Securities LLC and the respective successors of the foregoing; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by the Company.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that date of redemption.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.
     “Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
ARTICLE 3
Form and Terms of the Notes
     Section 3.01. Form and Dating.
     (a) The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes shall be executed on behalf of the Company by two Officers of the Company. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. The Notes shall be dated the date of its authentication. The Notes and any beneficial interest in the Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
     (b) The terms and notations contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture as supplemented by this First Supplemental Indenture and the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Section 3.02. Terms of the Notes. The following terms relating to the Notes are hereby established:
     (a) Title. The Notes shall constitute a series of Securities having the title “6.000% Senior Notes due 2014.”
     (b) Principal Amount. The aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture, as amended hereby, shall be $250,000,000. The Company may, without the consent of the Holders, create and issue additional securities ranking pari passu with the Notes in all respects and so that such additional Notes shall be consolidated and form a single series having the same terms as to status, redemption or otherwise as the Notes initially issued. No additional Notes may be issued if an Event of Default, as defined in the Indenture, has occurred, and has not been cured or waived. Any additional Securities that are consolidated and form a single series with the Notes will be issued for U.S. federal income tax purposes in a “qualified reopening” or with no more than a de minimis amount of original issue discount.
     (c) Maturity Date. The entire outstanding principal of the Notes shall be payable on September 15, 2014.
     (d) Interest Rate. The rate at which the Notes shall bear interest shall be 6.000% per annum; the date from which interest shall accrue on the Notes shall be September 14, 2009, or the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates for the Notes shall be March 15 and September 15 of each year, beginning March 15, 2010; the interest so payable and punctually paid or duly provided for, on any Interest Payment Date, will be paid to the Person in whose names the Notes are registered at the close of business on the Regular Record Date for such interest, which shall be March 1 or September 1, as the case may be, preceding such Interest Payment Date.
     Section 3.03. Optional Redemption.
     (a) The Company may redeem the Notes, at its option, in whole at any time or in part from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed, and (2) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of those payments of interest accrued to the date of redemption) from the redemption date to the maturity date of the Notes being redeemed, in each case, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest on the notes to the date of redemption.

     (b) The Company will mail notice of any redemption at least 30 days, but not more than 60 days, before the date of redemption to each Holder of the Notes to be redeemed. If less than all the Notes are to be redeemed at any time, the Trustee will select Notes to be redeemed on a pro rata basis or by any other method the Trustee deems fair and appropriate, and the identification of the particular Notes will be included in the notice to Holders. Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the notes or portions thereof called for redemption.
     Section 3.04. Repurchase of Notes upon a Change of Control Triggering Event.
     (a) Upon the occurrence of a Change of Control Triggering Event with respect to the Notes, unless the Company has exercised its right to redeem the Notes as described in Section 3.03 of this First Supplemental Indenture, each Holder of the Notes will have the right to require the Company to purchase all or a portion (equal to $2,000 and any integral multiples of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company will be required to send, by first class mail, a notice to each Holder of the Notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.
     (b) On the Change of Control Payment Date, the Company will, to the extent lawful:
     (i) accept for payment all Notes (or portions of Notes) properly tendered pursuant to the Change of Control Offer;
     (ii) deposit with the Paying Agent an amount equal to the aggregate payment in respect of all Notes (or portions of Notes) properly tendered pursuant to the Change of Control Offer; and
     (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted for purchase, together with an Officer’s Certificate stating the aggregate principal amount of Notes (or portions of Notes) being purchased.
     (c) The Paying Agent will promptly mail to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new note equal in principal amount to any unpurchased portion of any Notes surrendered; provided, that each new note will be in a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof.
     (d) The Company will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.
     (e) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of such conflict.
     Section 3.05. Events of Default. Section 6.01 of the Indenture is hereby amended with respect to the Notes only, by deleting the word “or” at the end of subsection (5) thereof, deleting the period and inserting a semicolon and the word “or” at the end of subsection (6) thereof and inserting the following as new subsection (7) thereof immediately after existing subsection (6) thereof:
     “(7) the Company or a Domestic Subsidiary defaults on any Debt in excess of $100,000,000 principal amount that results in the acceleration of such Debt prior to its maturity, if such Debt is not discharged, or such acceleration is not annulled, by the end of a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes then outstanding.”
ARTICLE 4
Miscellaneous
     Section 4.01. Trust Indenture Act of 1939. This First Supplemental Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

     Section 4.02. Governing Law. This First Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.
     Section 4.03. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.
     Section 4.04. Separability. In case any provision in this First Supplemental Indenture or the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
     Section 4.05. Ratification. The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed. The Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this First Supplemental Indenture supersede any conflicting provisions included in the Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this First Supplemental Indenture.
     Section 4.06. Effectiveness. The provisions of this First Supplemental Indenture shall become effective as of the date hereof.
     Section 4.07. Trustee’s Disclaimer. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee (i) makes no representation as to the validity or adequacy of this First Supplemental Indenture or the Notes, (ii) is not accountable for the Company’s use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.
ARTICLE 5
Amendments to Indenture
     Section 5.01. Amendments. The Indenture shall be modified as follows:
     Section 7.07 Compensation and Indemnity shall be modified by adding the following new section 7.07(d):
     (d) Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
     Section 7.07(b) of the Indenture shall be modified by adding the following after the last sentence:
The Trustee shall not be liable for any action it takes or omits to take hereunder in good faith which it reasonably believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute negligence or willful misconduct. In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
[Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

THE TIMKEN COMPAN
By:	/s/ Glenn A. Eisenberg
	Name:	Glenn A. Eisenberg
	Title:	Executive Vice President — Finance and Administration

By:	/s/ Philip D. Fracassa
	Name:	Philip D. Fracassa
	Title:	Senior Vice President — Tax and Treasury

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ Linda E. Garcia
	Name:	Linda E. Garcia
	Title:	Vice President

EXHIBIT A
Form of 6.000% Senior Note due 2014
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC” OR THE “DEPOSITORY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INSOMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     THIS CERTIFICATE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE THEREOF. EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, THIS CERTIFICATE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITORY OR TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.
THE TIMKEN COMPANY
$250,000,000
6.000% Senior Note due 2014

No.: 1	CUSIP No.: 887389AG9
     THE TIMKEN COMPANY, a corporation duly organized and existing under the laws of the State of Ohio (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $250,000,000 on September 15, 2014, unless earlier redeemed as herein provided, and to pay interest thereon from September 14, 2009 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 in each year, commencing March 15, 2010, at the rate of 6.000% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) preceding such Interest Payment Date.
     This Note is one of the duly authorized securities of the Company (herein called the “Notes”) issued and to be issued in one or more series under an Indenture dated as of February 18, 2003 (the “Base Indenture”), as amended by a First Supplemental Indenture dated as of September 14, 2009 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., a national banking association (successor to The Bank of New York Mellon (formerly known as The Bank of New York)) (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Notes represented hereby), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is a Global Note representing the Company’s 6.000% Senior Notes due 2014 in the aggregate principal amount of $250,000,000. The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
     The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such Interest Payment Date.
     Any such interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder hereof on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such interest, to be fixed by the Trustee pursuant to Section 2.11 of the Base Indenture, which shall be set not more than 15 calendar days and not less than 10 calendar days prior to the date set by the Company for payment of such Defaulted Interest and not less than 10 calendar days after receipt by the Trustee of notice from the Company of the proposed payment of Defaulted Interest, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
     Payment of the principal of and any interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and in immediately available funds; provided, however, that at the option of the Company, payment of interest may be made by check or by wire transfer of immediately available funds to an account of the Person entitled thereto as such account shall be provided to the Registrar and shall appear in the Register and all payments of principal may be paid by official bank check to the Holder or other person entitled thereto against surrender of such Note.
     The Company may redeem the Notes, at its option, in whole at any time or in part from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed, and (2) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of those payments of interest accrued to the date of redemption) from the redemption date to the maturity date of the Notes being redeemed, in each case, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest on the notes to the date of redemption.
     The Company will mail notice of any redemption at least 30 days, but not more than 60 days, before the date of redemption to each Holder of the Notes to be redeemed. If less than all the Notes are to be redeemed at any time, the Trustee will select Notes to be redeemed on a pro rata basis or by any other method the Trustee deems fair and appropriate, and the identification of the particular Notes will be included in the notice to Holders. Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the notes or portions thereof called for redemption.

     “Adjusted Treasury Rate” means, with respect to any date of redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that date of redemption.
     “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.
     “Comparable Treasury Price” means, with respect to any date of redemption, (1) the average of the Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than three Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.
     “Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company.
     “Reference Treasury Dealer” means (1) each of J.P. Morgan Securities Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated and Banc of America Securities LLC and the respective successors of the foregoing; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by the Company.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that date of redemption.
     Upon the occurrence of a Change of Control Triggering Event with respect to the Notes, unless the Company has exercised its right to redeem the Notes as described in Section 3.03 of this First Supplemental Indenture, each Holder of the Notes will have the right to require the Company to purchase all or a portion (equal to $2,000 and any integral multiples of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company will be required to send, by first class mail, a notice to each Holder of the Notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.
     On the Change of Control Payment Date, the Company will, to the extent lawful:

     (i) accept for payment all Notes (or portions of Notes) properly tendered pursuant to the Change of Control Offer;
     (ii) deposit with the Paying Agent an amount equal to the aggregate payment in respect of all Notes (or portions of Notes) properly tendered pursuant to the Change of Control Offer; and
     (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted for purchase, together with an Officer’s Certificate stating the aggregate principal amount of Notes (or portions of Notes) being purchased.
     The Paying Agent will promptly mail to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new note equal in principal amount to any unpurchased portion of any Notes surrendered; provided, that each new note will be in a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof.
     The Company will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.
     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of such conflict.
     “Below Investment Grade Rating Event” means the notes cease to be rated Investment Grade by both of the Rating Agencies on any date during the period (the “Trigger Period”) commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following the consummation of such Change of Control (which Trigger Period will be extended if the rating of the notes is under publicly announced consideration for possible downgrade by any Rating Agency on such 60th day, such extension to last with respect to each Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) rates the notes below Investment Grade or (y) publicly announces that it is no longer considering the notes for possible downgrade; provided, that no such extension will occur if on such 60th day the notes are rated Investment Grade not subject to review for possible downgrade by any Rating Agency); provided, that a rating event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).
     “Change of Control” means the occurrence of any one of the following:

     1. the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and those of its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its subsidiaries;
     2. the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3)), other than the Company or one of its subsidiaries, becomes the “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock, or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;
     3. the first day on which the majority of the members of the Company’s Board of Directors cease to be Continuing Directors; or
     4. the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, at least a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction.
     Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction.
     “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
     “Continuing Director” means, as of any date of determination, any member of the Company’s Board of Directors who: (1) was a member of such Board of Directors on the date of the issuance of the Notes; or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment.
     “Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s), a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P) and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company under the circumstances permitting the Company to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agency.”
     “Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

     “Rating Agency” means each of Moody’s and S&P; provided, that if any of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization,” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company as a replacement agency for Moody’s or S&P, or both, as the case may be, with respect to making a rating of the Notes.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.
     “Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
     The indebtedness evidenced by this Note is, to the extent provided in the Indenture, senior and unsecured and will rank equal in right of payment to all other existing and future senior unsecured obligations of the Company.
     The Notes are initially limited to $250,000,000 aggregate principal amount. The Company may, without the consent of the Holders hereof, create and issue additional securities ranking pari passu with the Notes of this series in all respects and so that such additional Notes shall be consolidated and form a single series having the same terms as to status, redemption or otherwise as the Notes initially issued. No additional Notes may be issued if an Event of Default, as defined in the Indenture, has occurred, and has not been cured or waived. Any additional Securities that are consolidated and form a single series with the Notes will be issued for U.S. federal income tax purposes in a “qualified reopening” or with no more than a de minimis amount of original issue discount.
     The Notes are not entitled to the benefit of any sinking fund.
     The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person, and requires that the Company comply with certain further covenants, all of which are applicable to this Note. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.
     The Indenture contains provisions for the defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note. Under the Indenture, Events of Default include (i) failure to pay interest when due, if the failure continues for 30 days; (ii) failure to pay the principal or premium, if any, when due; (iii) failure to observe or perform any other covenant contained in the Notes or the Indenture, other than a covenant specifically relating to another series of debt securities, if the failure continues for 90 days after the Company receives notice from the Trustee or Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (iv) failure to make payment of any sinking fund installment, if the failure continues for 30 days; (v) certain events of bankruptcy, insolvency or reorganization of the Company; and (vi) default on any Debt by the Company or a Domestic Subsidiary in excess of $100,000,000 principal amount that results in the acceleration of such Debt prior to its maturity, if such Debt is not discharged, or such acceleration is not annulled, by the end of a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of least 25% in aggregate principal amount of the Notes then outstanding.

     If an Event of Default with respect to this Global Note shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture contains provisions permitting, with certain exceptions therein provided, the Company and the Trustee, with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes to execute supplemental indentures for the purpose of, among other things, adding any provisions to or changing or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying the rights of the Holders of the Notes.
     The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the outstanding Notes, on behalf of all of the Holders of all Notes, to waive a Default or Event of Default with respect to the Notes and its consequences, except a Default or Event of Default in the payment of the principal of or premium, if any, or interest on any of the Notes or in respect of a covenant or other provision which, under the terms of the Indenture, cannot be modified or amended without the consent of the Holder of each outstanding Note. Any such consent or waiver by the registered Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange for or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.
     No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.
     If any provision of the First Supplemental Indenture, including any definitions contained therein, is inconsistent with any other provision or definition contained in the Base Indenture, the provisions of the First Supplemental Indenture shall be controlling for the purposes of this Note.
     No reference herein to the Indenture and no provision of this Global Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the amount of principal of and interest on this Global Note herein provided, and at the times, place and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Global Note is registrable in the Register, upon surrender of this Global Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Global Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon a new Global Note of this series for the same aggregate principal amount will be issued to the designated transferee or transferees. The Trustee initially shall be the Registrar and the Paying Agent for the Notes.
     No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Note is registered as the owner hereof for all purposes, whether or not this Global Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     In the event that the Depository or another depository in respect of the Notes of this series is unwilling or unable to continue as a depository and a successor depository is not appointed by the Company within 90 days, the Holder hereof shall surrender this Global Note to the Trustee for cancellation whereupon, in accordance with Section 2.09 of the Base Indenture, the Company will execute and the Trustee will authenticate and deliver Notes of this series in definitive registered form without coupons, in authorized denominations and in an aggregate principal amount equal to the principal amount of this Global Note at the time outstanding in exchange for this Global Note.
     This Note shall be governed by and construed in accordance with the law of the State of New York.
     All terms used in this Global Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, The Timken Company has caused this instrument to be signed (i) by its chairman of its Board of Directors, the president or any vice president and (ii) by any executive vice president, controller, treasurer, assistant treasurer or the secretary or any assistant secretary, manually or in facsimile.
Dated: September 14, 2009

THE TIMKEN COMPANY
By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION
     This is one of the Notes issued under the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:
Name:
Title:

Dated: September 14, 2009